                                                               Exhibit 99.(i)(6)

                             BELL, BOYD & LLOYD LLC

       70 West Madison Street, Suite 3100  *  Chicago, Illinois 60602-4207
                     312.372.1121   *    FAX 312.827.8000


                                November 29, 2004


     As counsel for Harris Associates Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:

     SERIES                                        DATE OF OPINION            DATE OF FILING
     ------                                        ---------------            --------------
The Oakmark International Fund                     July 23, 1992              February 28, 1997
The Oakmark Small Cap Fund                         September 20, 1995         February 28, 1997
The Oakmark Equity and Income Fund                 September 20, 1995         February 28, 1997
The Oakmark International Small Cap Fund           September 20, 1995         February 28, 1997
The Oakmark Select Fund                            October 22, 1996           October 23, 1996
The Oakmark Fund                                   November 1, 1998           November 5, 1998
The Oakmark Global Fund                            May 21, 1999               May 21, 1999

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                      /s/ Bell, Boyd & Lloyd LLC


                          chicago   *   washington